Purchase Order

Fuss Brands, Inc.
80 Broad Street
5th Floor
New York, NY 10004
(917) 720-3366

BILL TO	SHIP TO
RoomWagon, LLC 266 Broadway Brooklyn NY 11211 +1 718.689.5544	**RoomWagon, LLC** 266 Broadway Brooklyn NY 11211 +1 718.689.5544

INVOICE #	DATE	TOTAL DUE	DUE DATE	TERMS	ENCLOSED
0001	1/26/23	$925,000	FOB DATE	Due immediately upon FOB	

	DESCRIPTION	QTY	RATE	AMOUNT
Rollux Luggage		5,000	32.00	160,000
Elevator Luggage		17,000	45.00	765,000

SUBTOTAL	925,000
TAX	0.00
TOTAL	925,000
BALANCE DUE	**$925,000**

ACH/Wire Instructions:

Name: Fuss Brands Corp
Bank: Chase
ABA #: 021000021
Acct #: 777595080

This PO is approved by:

Pesach Kohn
Signature

__Owner__________________________
Title

1/26/2023
Date